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                                                                       EXHIBIT I

                                                              JAMES A. TODD, JR.
                                                               2005 Garden Place
                                                   Mountain Brook, Alabama 35223
                                                                  (205) 871-8544
                                                             Fax: (205) 879-8633



VIA HAND DELIVERY AND CERTIFIED MAIL
RETURN RECEIPT REQUESTED


                               September 17, 1999


Catherine W. Pecher, Secretary
Birmingham Steel Corporation
1000 Urban Center Drive
Suite 300
Birmingham, Alabama 35242-2516

Dear Ms. Pecher:

     Pursuant to Article IV, Section 5, Paragraph B of the Bylaws of Birmingham Steel Corporation, I hereby give notice of my intention to seek to have the stockholders of the Corporation authorize or take corporate action by written consent and hereby request the Board of Directors to fix a Record Date in order to determine the stockholders entitled to consent to corporate action in writing without a meeting.


                                       Sincerely,

                                       /s/ James A. Todd Jr.

                                       James A. Todd, Jr.



cc:  Peter Atkins
     Charles E. Richardson, III